                                                                       Exhibit j

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Domini Institutional Trust
Domini Social Index Portfolio

We consent to the use of our reports for the Domini Institutional Social Equity
Fund, a series of the Domini Institutional Trust, and the Domini Social Index
Portfolio, each dated September 5, 2003, each incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectus and "INDEPENDENT AUDITORS" in the statement of additional information included herein.

                                                            /s/ KPMG LLP

Boston, Massachusetts
November 26, 2003